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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of AMR Corporation and American Airlines, Inc. for the registration of $3,000,000,000 of equity and debt securities of AMR Corporation and American Airlines, Inc. and to the incorporation by reference therein of our reports dated March 31, 2003, with respect to the consolidated financial statements and schedules of AMR Corporation and American Airlines, Inc. included in their Annual Reports (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
November 24, 2003